SIXTH AMENDMENT AND LEASE RENEWAL
                 BETWEEN FENWAY PARTNER, L.P. AND
                    U.S.A. RADIO NETWORK, INC.
                     (Royal Park Tech Center)


     THIS SIXTH AMENDMENT AND LEASE RENEWAL (this "Amendment") is made and entered into this 3rd day of August, 2000, to be effective July 1, 2001 (the "Effective Date"), by and between FENWAY PARTNER, L.P., a Delaware limited partnership ("Landlord"), and U.S.A. RADIO NETWORK, INC., a Texas corporation ("Tenant").

                         WITNESSETH; That,

     WHEREAS, Tenant and Phoenix Home Life Mutual Insurance Company, as original landlord, entered into that certain Lease Agreement dated May 3, 1989, as amended by First Amendment to Lease Agreement dated October 7, 1989, as further amended by Second Amendment to Lease Agreement dated October 29, 1991, as further amended by Third Amendment to Lease Agreement dated
June 7, 1994, as further amended by Fourth Amendment dated
October 3, 1994, as further amended by Fifth Amendment dated September 18, 1996 for certain premises located at Royal Park Tech Center, 2290 Spring1ake, Farmers Branch, Texas 75234 (as amended, the "Lease");

     WHEREAS, Landlord is the successor-in-interest to Phoenix
Home Life Mutual Insurance Company under the Lease; and

     WHEREAS, Tenant desires to renew the Lease and Landlord agrees to so renew and to modify the Lease in certain particulars, all on the terms and conditions as set forth herein;

     NOW THEREFORE, for and in consideration of the covenants herein contained and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree, as follows:

1. Definitions. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Lease.

2. Lease Term. Notwithstanding anything contained in the Lease to the contrary, from and after the Effective Date, the term of the Lease is hereby extended for thirty-six (36) months, commencing July 1, 2001 and expiring on June 30, 2004 (the "Renewal Term"). Tenant shall have one extension option under the Lease as set forth on Addendum I attached hereto and by this reference made a part hereof.
3. Premises. Notwithstanding anything contained in the Lease to the contrary, from and after the Effective Date, the definition of "Property", "Leased Premises" and "Demised Premises" shall be as follows: "that certain area containing approximately 25,556 square feet in area (measured by calculating lengths and widths to the exterior of outside walls and to the center of interior walls) and being described or shown cross-hatched on the floor plan(s) shown on Addendum 2 attached hereto and by this reference made a part hereof. The Premises shall have an address of Suite 107, 2290 Springlake Road, Farmers Branch, Texas 75234.

4. Basic Rent. Notwithstanding anything contained in the Lease to the contrary, from and after the Effective Date, the Basic Rent under the Lease during the Renewal Term shall be payable on the dates as set forth in the Lease in the amount of $15,440.08 per month, commencing July 1, 2001 through June 1, 2004.

5.   Additional Rent.  Effective as of July 1, 2001, Paragraphs
15.11 and 15.12 of the Lease shall be deleted and a new Paragraph
3.05 shall be added to the Lease to read in its entirety as follows:
          3.05 Operating Expenses. (a) During each month of the Renewal Term of this Lease, on the same date that a Basic Rent payment is due, Tenant shall pay Landlord an amount equal to 1/12 of the annual cost, as estimated by Landlord from time to time, of Tenant's Percentage Share (hereinafter defined) of Direct Operating Expenses for the Building (such amount herein called the "Direct Operating Expense Rent". The term "Direct Operating Expenses" means all costs and expenses incurred by Landlord with respect to the ownership, maintenance, and operation of the Industrial Complex including, but not limited to costs of: Taxes (hereinafter defined) and fees payable to tax consultants and attorneys for consultation and contesting Taxes; Common Area Maintenance Costs (as hereinafter defined), insurance; utilities; water; sewer; charges or assessments of any association to which the Building is subject; property management fees payable to a property manager, including any affiliate of Landlord, or if there is no property manager, an administration fee of 15 percent of Operating Expenses payable to Landlord; security services, if any; trash collection, sweeping and removal; and additions or alterations made by Landlord to the Building in order to comply with applicable laws or codes as amended from time to time or that are appropriate to the continued operation of the Building as a warehouse facility in the market area, provided that the cost of such additions or alterations that are required to be capitalized for federal income tax purposes shall be amortized on a straight line basis over a period equal to the lesser of the useful life thereof for federal income tax purposes or 10 years. As used herein, the term "Tenant's Percentage Share" means 42.12%.

          (b) Landlord agrees to pay all taxes, assessments and governmental charges of any kind and natures (collectively referred to as "Taxes") that accrue against the Building during the Renewal Term, provided same shall be included as part of the Direct Operating Expenses charged to Tenant hereunder. Landlord shall have the right to contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens thereof. All capital levies or other taxes assessed or imposed on Landlord upon the rents payable to Landlord under this Lease and any franchise tax, any excise, transaction, sales or privilege tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from Premises and/or the Building or any portion thereof shall be paid by Tenant to Landlord monthly in estimated installments or upon demand, at the option of Landlord, as additional rent provided, however, in no event shall Tenant be liable for any net income taxes imposed on Landlord unless such net income taxes are in substitution for any Taxes payable hereunder. If any such tax or excise is levied or assessed directly against Tenant, than Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require.

          (c) Landlord will maintain in a good state of repair all parking and service areas adjacent to the Building required by normal wear and tear and all other Common Area Maintenance costs, provided same shall be included as part of the Direct Operating Expenses charged to Tenant hereunder. As used herein, "Common Area Maintenance" may include: cleaning and repair of appurtenant streets, parking areas and service areas; replacement of exterior lighting fixtures and bulbs; window washing; air conditioner and heating filter changes; exterior pest extermination control; restriping of parking areas; cleaning and maintaining of landscaped areas; and routine maintenance and inspection of fire protection systems as required by Landlord and/or governmental authorities. Landlord and Tenant expressly agree that all services to be performed by Landlord including maintenance, repairs and property management of the Premises and the common area surrounding the Premises exclusively involve the exercise of professional judgment by Landlord and Landlord's agents, and Tenant expressly waives any claims for breach of warranty arising from the performance of such services.

6. Limitation of Liability. Effective as of July 1, 2001, a new Paragraph 5.06 shall be added to the Lease to read in its entirety as follows:

          5.06 Landlord's Liability. The liability of Landlord, any agent of Landlord, or any of their respective officers, directors, shareholders, or employees to Tenant for or in respect of any default by Landlord under the terms of this Lease or in respect of any other claim or cause of action shall be limited to the interest of Landlord in the Project, and Tenant agrees to look solely to Landlord's interest in the Project for the recovery and satisfaction of any judgment against Landlord, any agent of Landlord, or any of their respective officers, directors, shareholders, and employees. Any action based upon such liabilities shall be commenced within six (6) months following the date of any assignment of this Lease by Landlord and no such action shall be brought thereafter.

7. Waiver of Jury Trial. LANDLORD AND TENANT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LEASE AS AMENDED HEREBY OR ANY DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF EITHER PARTY ARISING OUT OF OR RELATED IN ANY MANNER WITH THE DEMISED PREMISES (INCLUDING WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THE LEASE AS AMENDED HEREBY OR ANY CLAIMS OR DEFENSES ASSERTING THAT THIS LEASE WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR LANDLORD TO ENTER AND ACCEPT THIS AMENDMENT .

8. Security Deposit. Landlord acknowledges that Tenant has deposited the Security Deposit in the amount of $6,811.00 with Landlord.

9. Notice Address. Effective as of the date of this Amendment, Landlord's address for payment of all Rental and Additional Rent is c/o TIG Management Services, LLC., P. 0. Box 802047, Dallas, Texas 75380-2047, and Landlord's address for notices: c/o GE Capital Realty Group, Inc., 16479 Dallas Parkway, Suite 400, Two Bent Tree Tower, Addison, Texas 75001-2512, Attention: Royal Park Tech Asset Manager (Fenway) and Legal Department, with a copy to TIG Management Services, LLC., P. 0. Box 802047, Dallas, Texas 75380-2047.
10. Broker. Tenant represents and warrants to Landlord that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker in the negotiating or making of this Amendment, other than TIG Management Services, LLC, property manager for Landlord, who shall be paid a commission pursuant to a separate agreement with Landlord, and Hay & Jones, Inc., broker for Tenant, who shall be paid a commission pursuant to a separate agreement with property manager, and Tenant agrees to indemnify and hold Landlord, its agents, employees, partners, directors, shareholders and independent contractors harmless from all liabilities, costs, demands, judgments, settlements, claims, and losses, including reasonable attorneys' fees and costs, incurred by Landlord in conjunction with any such claim or claims of any other broker or brokers claiming to have interested Tenant in the Premises or claiming to have caused Tenant to enter into this Amendment.
11. Tenant Improvements. Except as set forth in this Paragraph, Tenant has accepted the Premises "AS IS" and acknowledges and agrees Landlord shall have no obligation to construct any tenant improvements to the Premises or make any alterations or additions thereto. Effective as of July 1, 2001, Landlord shall make available to Tenant up to $38,334.00 (the "Allowance") which Allowance may be used by Tenant to improve the Premises or repair/replace the HVAC. Any portion of the Allowance not used will be retained by Landlord during the Renewal Term and may be used by Tenant with Landlord's approval. To the extent not spent on or before July 1, 2001, Tenant shall be entitled to carry over $6,000.00 in unused existing allowance for HVAC repairs and use the same during the Renewal Term with Landlord's approval.
12. Hazardous Materials. Effective as of the date of this Amendment, a new Paragraph 15.22 shall be added to the Lease to read in its entirety as set forth on Addendum 3 attached hereto and by this reference made a part hereof.
13. No Amendments. Tenant hereby affirms that as of the date hereof the Lease is in full force and effect, that the Lease has not been modified or amended (except as provided in this Amendment) and that all of Landlord's obligations accrued to date have been performed. Tenant hereby ratifies the provisions of the Lease on behalf of itself and its successors and assigns and agrees to attorn and be bound to Landlord and its successors and assigns as to all of the terms, covenants and conditions of the Lease as amended hereby. Tenant further agrees to fulfill all of its obligations under the Lease as amended hereby to Landlord throughout the Renewal Term.
                                -4-

14. No Defaults. Tenant hereby agrees that there are, as of the date hereof, regardless of the giving of notice or the passage of time, or both, no defaults or breaches on the part of Landlord or Tenant under the Lease, as amended by this Amendment. Landlord hereby agrees that to its current knowledge there are, as of the date hereof, regardless of the giving of notice or the passage of time, or both, no defaults or breaches on the part of Landlord or Tenant under the Lease, as amended by this Amendment

15. Ratification. EXCEPT AS expressly amended and modified hereby, the Lease shall otherwise remain in full force and effect, the parties hereto hereby ratifying and confirming the same. This Amendment, together with the Lease, is the complete understanding between the parties and supersedes all other prior agreements and representations concerning its subject matter. To the extent of any inconsistency between the Lease and this Amendment, the terms of this Amendment shall control.
        [Remainder of this page intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the day, month and year first above written.

                              LANDLORD:

                              FENWAY PARTNER, L.P., a Delaware
                              limited partnership

                              By:  GE Capital Realty Group, Inc.,
                                    its services
                                   By:   /S/ Jerry Tonn
                                      ---------------------------
                                   Name:     Jerry Tonn
                                   Title:    Vice President

                              Date of Signature:  August 9, 2000



                              TENANT:

                              U.S.A. RADIO NETWORK, INC.,
                              a Texas corporation

                              By:  /s/ Mark Maddoux
                                   -----------------------------
                              Name:     Mark Maddoux
                                   -----------------------------
                              Title:    Vice President
                                   -----------------------------

                              Date of Signature:  August 3, 2000

                            ADDENDUM 1
                            ----------

                         EXTENSION OPTION
                         ----------------


     Provided that Tenant is not in default of any of the terms, covenants and conditions hereof, and this Lease has not been assigned or the Demised Premises (or a part thereof) sublet, Tenant shall have the right and option to extend the Renewal Term for one (1) additional term of twenty-four (24) months. Such extension of the Renewal Term shall be on the same terms, covenants and conditions as provided for in the Renewal Term except for this paragraph and except that the rental during the extended term shall be at the fair market rental then in effect on equivalent properties, of equivalent size, in equivalent areas (but in no event less than the Base Rent rate specified in Paragraph 4 of this Amendment). Tenant shall deliver written notice Landlord of Tenant's intent to exercise the renewal option granted herein not more than two hundred seventy (270) days nor less than one hundred eighty (180) days prior to the expiration of the Renewal Term. In the event Tenant fails to deliver such written notice within the time period set forth above, then Tenant's right to extend the Renewal Term hereof shall expire and be of no further force and effect. In the event Landlord and Tenant fail to agree in writing upon the fair market rental within forty-five (45) days after exercise by Tenant of this renewal option, Tenant's right hereunder to extend the Renewal Term shall become null and void.

                         ADDENDUM 2
                         ----------




                  [PICTURE OF FLOOR PLANS]

                           ADDENDUM 3
                           ----------

                       HAZARDOUS MATERIALS
                       -------------------


     15.22 (a) Tenant shall comply with all Environmental Laws and Environmental Permits (each as defined in Section 15.22(g) hereof) applicable to the operation or use of the Demised Premises, will cause all other persons occupying or using the Demised Premises to comply with all such Environmental Laws and Environmental Permits, will immediately pay or cause to be paid all costs and expenses incurred by reason of such compliance, and will obtain and renew all Environmental Permits required for operation or use of the Demised Premises.

     (b) Tenant shall not generate, use, treat, store, handle, release or dispose of, or permit the generation, use, treatment, storage, handling, release or disposal of Hazardous Materials (as defined in Section 15.22(g) hereof) on the Demised Premises, or the Industrial Complex, or transport or permit the transportation of Hazardous Materials to or from the Demised Premises or the Industrial Complex except for limited quantities used or stored at the Demised Premises and required in connection with the routine operation and maintenance of the Demised Premises, and then only upon the written consent of Landlord and in compliance with all applicable Environmental Laws and Environmental Permits.

     (c) At any time and from time to time during the Lease Term, Landlord may perform, at Tenant's sole cost and expense, an environmental site assessment report concerning the Demised Premises, prepared by an environmental consulting firm chosen by Landlord, indicating the presence or absence of Hazardous Materials caused or permitted by Tenant and the potential cost of any compliance, removal or remedial action in connection with any such Hazardous Materials on the Demised Premises. Tenant shall grant and hereby grants to Landlord and its agents access to the Demised Premises and specifically grants Landlord an irrevocable non-exclusive license to undertake such an assessment; and the cost of such assessment shall be immediately due and payable on demand.

     (d) Tenant will immediately advise Landlord in writing of any of the following: (1) any pending or threatened Environmental Claim (as defined in Section 15.22(g) hereof) against Tenant relating to the Demised Premises or the Industrial Complex; (2) any condition or occurrence on the Demised Premises or the Industrial Complex that (a) results in noncompliance by Tenant with any applicable Environmental Law, or (b) could reasonably be anticipated to form the basis of an Environmental Claim against Tenant or Landlord or the Demised Premises; (3) any condition or occurrence on the Demised Premises or any property adjoining the Demised Premises that could reasonably be anticipated to cause the Demised Premises to be subject to any restrictions on the ownership, occupancy, use or transferability of the Demised Premises under any Environmental Law; and (4) the actual or anticipated taking of any removal or remedial action by Tenant in response to the actual or alleged presence of any Hazardous Material on the Demised Premises or the Industrial Complex. All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and Tenant's response thereto. In addition, Tenant will provide Landlord with copies of all communications regarding the Demised Premises with any government or governmental agency relating to Environmental Laws, all such communications with any person relating to

Environmental Claims, and such detailed reports of any such Environmental Claim as may reasonably be requested by Landlord.

     (e) Tenant will not change or permit to be changed the present use of the Demised Premises unless Tenant shall have notified Landlord thereof in writing and Landlord shall have determined, in its sole and absolute discretion, that such change will not result in the presence of Hazardous Materials on the Demised Premises except for those described in Section 15.22(b) above.

     (f) (i) Tenant agrees to defend, indemnify and hold harmless the Indemnitees (as hereinafter defined) from and against all obligations (including removal and remedial actions), losses, claims, suits, judgments, liabilities, penalties, damages (including consequential and punitive damages), costs and expenses (including attorneys' and consultants' fees and expenses) of any kind or nature whatsoever that may at any time be incurred by, imposed on or asserted against such Indemnitees directly or indirectly based on, or arising or resulting from (a) the actual or alleged presence of Hazardous Materials on the Industrial Complex which is caused or permitted by Tenant and (b) any Environmental Claim relating in any way to Tenant's operation or use of the Demised Premises (the "Hazardous Materials Indemnified Matters"). The provisions of this Paragraph 15.22 shall survive the expiration or sooner termination of the Lease. As used herein, the term "Indemnitees" shall mean Landlord, Landlord's asset manager, Landlord's servicer, the Property Manager, Landlord's subasset manager, Landlord's partners, any subsidiary or affiliate of Landlord and the officers, directors, shareholders, partners, employees, managers, independent contractors, attorneys and agents of any of the foregoing.

          (ii) To the extent that the undertaking in the preceding paragraph may be unenforceable because it is violative of any law or public policy, Tenant will contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Hazardous Materials Indemnified Matters incurred by the Indemnitees.

          (iii) All sums paid and costs incurred by Landlord with respect to any Hazardous Materials Indemnified Matter shall bear interest at the lesser of (x) eighteen (18%) percent per annum, or (y) the maximum legal rate of interest allowed by the state in which the Industrial Complex is located, from the date so paid or incurred until reimbursed by Tenant, and all such sums and costs shall be immediately due and payable on demand.

     (g) (i) "Hazardous Materials" means (A) petroleum or petroleum products, natural or synthetic gas, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and radon gas; (B) any substances defined as or included in .the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar import, under any applicable Environmental Law; and (C) any other substance exposure which is regulated by any governmental authority; (ii) "Environmental Law" means any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability

Act of 1980, 42 U.S.C. section 9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. section 6901 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C.
section 1801 et seq.; the Clean Water Act, 33 U.S.C. section 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. section 2601 et seq.; the Clean Air Act, 42 U.S.C. section 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. section 300f et seq.; the Atomic Energy Act, 42 U.S.C. section 2011 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. section 136 et seq.; the Occupational Safety and Health Act, 29 U.S.C.
section 651 et seq.; and any applicable state statutes; (iii) "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations, proceedings, consent orders or consent agreements relating in any way to any Environmental Law or any Environmental Permit, including without limitation (x) any and all Environmental Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (y) any and all Environmental Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment; (iv) "Environmental Permits" means all Permits, approvals, identification numbers, licenses and other authorizations required under any applicable Environmental Law.

                    FIFTH AMENDMENT TO LEASE
                             BETWEEN
           PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY
                               AND
                      U.S.A. RADIO NETWORK


This FIFTH AMENDMENT TO LEASE, made and entered into this 18th day of September, 1996, by and between PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY (hereinafter called "Landlord") and U.S.A. RADIO NETWORK (hereinafter called "Tenant") for the Property at 2270 Springlake, Suite 400, Farmers Branch, Texas 75234, and consisting of approximately 5,547 square feet.

                           WITNESSETH:

WHEREAS, Landlord and Tenant have entered into that certain Lease Agreement dated May 3, 1989, referenced herein and made a part hereof (hereinafter called the "Original Lease"), covering the Premises described in the Original Lease (hereinafter called the "Leased Premises"). The Premises described and referred to in this FIFTH AMENDMENT TO LEASE shall hereinafter be referred to as the "Expansion Space" and this FIFTH AMENDMENT TO LEASE shall be referred to as the "Lease."

WHEREAS, Tenant wishes to lease 7,657 square feet located in Suite 100 (hereinafter called the "Expansion Space") for the remainder of the Lease Term of the Lease under the same terms, provisions, covenants, agreements and conditions, except:

     1. Lease Term: The Lease Term for the Expansion Space shall commence on October 1, 1996 and expire on June 30, 2001.

     2. Rent: The Base Rent for the Expansion Space shall be $6.50 per square foot annually and $4,147.54 per month from October 1, 1996 through September 30, 1999 and shall be $6.75 per square foot and $4,307.06 per month from October 1, 1999 through June 30, 2001.

     3. Base Year: Effective on October 1, 1996, the Base Year for the Expansion Space only for fire and extended coverage and commercial general liability insurance and real estate taxes shall be changed to calendar year 1996.

     4. Rental Abatement: Tenant is hereby granted one and one-half months of Base Rental abatement after Tenant has provided Landlord with paid invoices and lien releases for the installation of new carpet in a majority of the Expansion Space. The common area maintenance fee shall not be abated during this period.

     5. Common Area Maintenance: For the purposes of determining Common Area Maintenance Costs to be paid by Tenant, Landlord and Tenant agree that commencing on October 1, 1996, there shall be no cap on Common Area Maintenance Costs (hereinafter defined) for the Expansion Space. Tenant's pro-rata share of Common Area Maintenance Costs and water and sewer costs shall include the "Expansion Space."

     6.    Tenant  Improvements:  Tenant shall lease  the  Leased
Premises in an "as-is" condition with no tenant finish allowance.

     7.   Heating, Ventilating and Air Conditioning Equipment:
During the first year of the Lease only (until September 30, 1997), Landlord shall pay up to a maximum amount of $5,000.00 for one major repair to the heating, ventilating and air conditioning equipment that serves the Expansion Space.

     Throughout the term of this Lease, Tenant shall maintain, at Tenant's sole expense, a service agreement with a qualified heating and air conditioning contractor for the maintenance of the heating, ventilating and air conditioning equipment that serves the Expansion Space. Tenant shall provide Landlord with a copy of this service agreement.

     8. Holding Over of MJM Marketing: Landlord shall not be liable to Tenant in any way if the current Tenant in the Expansion Space, MJM Marketing, does not vacate the Expansion
Space on a timely basis prior to September 30, 1996.

     9. Brokers: Tenant acknowledges they are being represented by Hay & Jones, Inc., Bill Jones, as their Broker
("Broker") and that a separate Commission Agreement exists between the Landlord and Broker.

     10. No Representations: Landlord and Landlord's agents have made no representations or promises, express or implied, in connection with the Fifth Amendment to Lease except as expressly set forth herein.

     11. Entire Agreement: This Fifth Amendment to Lease, together with the Original Lease and prior Amendments to the Original Lease, contain all of the agreements of the parties hereto with respect to any matter covered or mentioned in the Fifth Amendment to Lease, the Original Lease or prior Amendments to the Original Lease, and no prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency which is hereby acknowledged, Landlord does hereby LEASE, DEMISE, AND LET unto Tenant, and Tenant hereby takes and accepts the Leased Premises, and Landlord and Tenant do hereby agree to enter into this Lease for Suite 100, unless sooner terminated as provided in the lease.

WITNESS WHEREOF, Landlord and Tenant have executed this Amendment to Lease as of the date first written above.


                              LANDLORD:

                              PHOENIX  HOME LIFE MUTUAL INSURANCE
                              COMPANY, a New York Corporation


                              By:  /s/ Mary Ann Kennedy
                                   -----------------------------

                              Title:  Director-Real Estate
                                    ---------------------------

                              Date:    September 18,1996
                                     ---------------------------


                              TENANT:

                              U.S.A. RADIO NETWORK, INC.,
                              a Texas Corporation


                              By:  /s/ Mark Maddoux
                                 ------------------------------

                              Title:  Vice President
                                    ----------------------------

                              Date: September 9, 1996
                                   ----------------------------

                           EXHIBIT "A"

                               TO

                    FIFTH AMENDMENT TO LEASE

                             BETWEEN

           PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY

                               AND

                   U.S.A. RADIO NETWORK, INC.




                            [Diagram]

               FOURTH AMENDMENT TO LEASE AGREEMENT
                             BETWEEN
           PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY
                               AND
                      U.S.A. RADIO NETWORK


This FOURTH AMENDMENT TO LEASE AGREEMENT between PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY (hereinafter referred to as Landlord) and U.S.A. RADIO NETWORK (hereinafter referred to as Tenant), dated October 3, 1994, pertains to the leased premises at 2270 Springlake, Suite 400, consisting of approximately 5547 square feet:


                      W I T N E S S E T H:

WHEREAS, Landlord and Tenant have entered into that certain lease agreement dated May 3, 1989, referenced herein and made a part hereof (hereinafter called the "original lease"), covering the premises described in original lease. The premises described and referred to in this FOURTH AMENDMENT TO LEASE AGREEMENT shall hereinafter be referred to as the "leased premises" and this FOURTH AMENDMENT TO LEASE AGREEMENT shall hereinafter be referred to as the "lease."

WHEREAS, Tenant wishes to lease 2270 Springlake, Suite 400, under the same terms, provisions, covenants, agreements and conditions as the original lease, except:

     (1)  Term  of Lease:  The term of the lease shall be for  79 months, beginning December 1, 1994 and ending June  30,
          2001.

     (2)  Rental Rate:  The rental rate shall be as follows:

          December 1, 1994 - June 30 1999 at $6.50/SF or
               $3,004.63/month

          July 1, 1999 - June 30, 2001 at $7.25/SF or
               $3,351.31/month

     (3)  Base Year:  The base year shall be 1994.

     (4) Taxes and Insurance: Tenant shall pay pro rata share of increases in taxes and insurance over the base year during the term of the lease.

     (5) Common Area Maintenance: Tenant shall pay his pro rata share of the common area maintenance during the term of the lease.

     (6) Water and Sewer: Tenant hereby agrees to pay his pro rata share of the monthly water and sewer service for the building located at 2270 Springlake in Farmers
          Branch, Texas.

     (7) Tenant Finish Allowance: Landlord will provide a finish out allowance not to exceed $79,561.16. The specifications are outlined on the construction drawings (attached hereto and made a part hereof as Exhibit "B").

     (8)  Real  Estate  Commission:  A real estate commission  of
          4 1/2% of the base rental over the term of the lease shall be paid to Hay & Jones. The commission shall be paid one-half upon the execution of the lease and one-half upon move-in.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency which is hereby acknowledged, Landlord does hereby LEASE, DEMISE, AND LET unto Tenant, and Tenant hereby takes and accepts the leased premises, and Landlord and Tenant do hereby agree to enter into this lease for 2270 Springlake, Suite 400 for 79 months, unless sooner terminated as provided in the lease.

WITNESS WHEREOF, Landlord and Tenant have executed this FOURTH
AMENDMENT TO LEASE AGREEMENT as of the date first above written.

TENANT:                          LANDLORD:

U.S.A. RADIO NETWORK             PHOENIX HOME LIFE MUTUAL
                                 INSURANCE COMPANY


By:  /s/ Marlin Maddoux            By:  /s/ Mary Ann Kennedy
   -------------------------        ------------------------

Title:    President              Title:Director - Real Estate
      -----------------------          ------------------------


COOPERATING REALTOR:

HAY & JONES, INC.


By:
   ---------------------------

License No. 0381246

Tax I.D. No. 75-1541148